                                                                    EXHIBIT 10.2




                                AMERISAFE, INC.

                           1996 STOCK INCENTIVE PLAN

                                AMERISAFE, INC.

                           1996 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS


                                                                                  PAGE
                                                                                  ----
1.    Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.    Shares Available under the Plan . . . . . . . . . . . . . . . . . . . . . . .  2

4.    Option Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

5.    Appreciation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

6.    Restricted Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

7.    Transferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

8.    Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

9.    Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

10.   Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

11.   Certain Terminations of Employment, Hardship and Approved Leaves of
      Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

12.   Administration of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . .  6

13.   Amendments and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . .  7

14.   Termination of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  7





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                                AMERISAFE, INC.

                           1996 STOCK INCENTIVE PLAN


         1. Purpose. The purpose of this AMERISAFE, Inc. 1996 Stock Incentive Plan is to attract and retain directors, officers and other salaried employees of AMERISAFE, Inc., and its Subsidiaries (as defined) and to provide such persons with incentives and rewards for superior performance.

         2.      Definitions.  As used in this Plan:

         "Appreciation Rights" means a right granted pursuant to Section 5 of this Plan, including a Free-Standing Appreciation Right and a Tandem Appreciation Right.

         "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right.

         "Board" means the Board of Directors of the Corporation.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Common Shares" means (i) shares of the Class A Common Stock, $.01 par value per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 8 of this Plan.

         "Corporation" means AMERISAFE, Inc., a Texas corporation.

         "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights or a grant or sale of Restricted Shares shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

         "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

         "Incentive Stock Option" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

         "Management Objectives" means the achievement of performance objectives established pursuant to this Plan.

         "Market Value per Share" means the fair market value of the Common Shares as determined by the Board from time to time.

         "Nonqualified Option" means an Option Right that is not intended to qualify as a Tax-Qualified Option.

         "Optionee" means the person so designated in an agreement evidencing an outstanding Option Right.

         "Option Price" means the purchase price payable upon the exercise of an Option Right.

         "Option Right" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-Qualified Option granted pursuant to Section 4 of this Plan.

         "Participant" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time a director, officer or other salaried employee of the Corporation or any Subsidiary, or (ii) has agreed to commence serving in any such capacity.

         "Plan" means this AMERISAFE, Inc. 1996 Stock Incentive Plan.

         "Restricted Shares" means Common Shares as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in
Section 6 hereof has expired.

         "Rule 16b-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule.

         "Spread" means, in the case of a Free-Standing Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

         "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

         "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

         "Tax-Qualified Option" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

         3. Shares Available under the Plan. (a) Subject to adjustment as provided in Section 8 of this Plan, the number of Common Shares issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 3,000,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For the purposes of this Section 3(a):

                 (i) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

                 (ii) Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; provided, however, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

         (b) Notwithstanding anything to the contrary contained in this Plan, including without limitation Section 3(a) hereof, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of the Incentive Stock Options shall not exceed 3,000,000 Common Shares.





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         (c)     Notwithstanding anything to the contrary contained in this
Plan, no Participant shall be granted, in the aggregate, Option Rights and Appreciation Rights for more than 1,500,000 Common Shares during any period of five consecutive calendar years, subject to adjustment as provided in Section 8 of this Plan.

         4. Option Rights. The Board may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

                 (a) each grant shall specify the number of Common Shares to which it pertains; and

                 (b) each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate and (iv) any combination of the foregoing.

                 (c) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

                 (d) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

                 (e) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary, or the achievement of Management Objectives, or both, that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

                 (f) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-Qualified Options or combinations thereof.

                 (g) On or after the Date of Grant of any Nonqualified Option, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board may provide that any dividend equivalents shall be credited against the Option Price.

                 (h) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

                 (i) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

                 5. Appreciation Rights. The Board may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Board and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of an Appreciation Right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Board may determine in accordance with the following provisions:

                 (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination





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
         thereof and may (i) either grant to the Participant or reserve to the Board the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

                 (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Board on the Date of Grant.

                 (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

                 (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Corporation or other similar transaction or event.

                 (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

                 (f) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

                 (g)      Regarding Free-Standing Appreciation Rights only:

                          (i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price per Common Share;

                          (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised;

                          (iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary, or the achievement of Management Objectives or both, that are necessary before the Free-Standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Free-Standing Appreciation Rights in the event of a change in control of the Corporation or other similar transaction or event; and

                          (iv) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

                 (h) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Board may determine consistent with this Plan.


         6. Restricted Shares. The Board may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:





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                 (a)      Each grant or sale shall constitute an immediate
         transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                 (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant.

                 (c) Each grant or sale may provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

                 (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

                 (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may determine.

                 (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

         7. Transferability. (a) Except as otherwise expressly provided in the agreement evidencing such grant, no Option Right or other derivative security (as that term is used in Rule 16b-3) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution.

                 (b) Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights or upon the termination of the period during which Restricted Shares are subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

         8. Adjustments. The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights and Restricted Shares granted hereunder, the Option Prices per Common Share or Base Price per Common Share applicable to any such Option Rights and the kind of shares (including shares of another issuer) covered thereby, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration





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
as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Board may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award. The Board may also make or provide for such adjustments in the maximum number of Common Shares specified in Section 3(a) of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 8.

         9. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement thereof in cash.

         10. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         11. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

         12. Administration of the Plan. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of not less than two directors appointed by the Board. The members of the committee shall be "non-employee directors" within the meaning of that term in Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect). To the extent of such delegation, references in this Plan to the Board shall also refer to the committee. The majority of the committee shall constitute a quorum, and the action of a majority of the members of the committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee. In the event that the Board authorizes a committee thereof to administer the Plan, grants of Option Rights, Appreciation Rights or Restricted Shares pursuant to this Plan to any member of such committee shall be approved by the Board of Directors of the Corporation.

                 (b) The interpretation and construction by the Board of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights or Restricted Shares, and any determination by the Board pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Board shall be liable for any such action taken or determination made in good faith.

         13. Amendments and Other Matters. (a) This Plan may be amended from time to time by the Board; provided, however, except as expressly authorized by this Plan, no such amendment shall cause this





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
Plan to cease to satisfy any applicable condition of Rule 16b-3, without the further approval of the shareholders of the Corporation.

                 (b) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

                 (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

                 (d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; provided, however, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

         14. Termination of the Plan. No further awards shall be granted under this Plan after the passage of 10 years from the date on which this Plan is first approved by the shareholders of the Corporation.





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